SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 9, 2005
Date of Report (Date of earliest event reported)

INERGY HOLDINGS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	0-51304	43-1792470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200
Kansas City, MO 64112
(Address of principal executive offices)

(816) 842-8181
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure

A. Introduction

On August 17, 2005, one of our affiliates, Inergy, L.P. (the "Partnership"), filed Amendment No. 1 to its Current Report on Form 8-K filed August 12, 2005, to (i) include the consolidated financial statements of Central New York Oil and Gas Company, LLC and eCORP Marketing, LLC as of December 31, 2004, and for each of the three years in the period ended December 31 2002, 2003 and 2004, together with the report of Pannell Kerr Forster of Texas, P.C. with respect thereto; (ii) include the unaudited pro forma condensed combined financial statements of Inergy, L.P., pro forma for the acquisition of Star Gas Propane, L.P. and the acquisition of Central New York Oil and Gas Company, LLC and eCorp Marketing, LLC (the "Stagecoach Acquisition"), as of and for the year ended September 30, 2004 and unaudited pro forma condensed combined financial statements of Inergy, L.P., pro forma for the Stagecoach Acquisition, as of and for the nine months ended June 30, 2005. For a more detailed discussion of the matters described above, please see the Partnership's Current Report on Form 8-K filed August 12, 2005 and Amendment No. 1 thereto filed August 17, 2005.

B. Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INERGY Holdings, L.P.
By: INERGY Holdings GP, LLC, Its General Partner

Date: August 17, 2005	By: /s/ Laura L. Ozenberger _____________________________________
Laura L. Ozenberger Vice President, General Counsel and Secretary